                                                                   EXHIBIT 99(A)


THE FOLLOWING STATEMENT IS BEING MADE TO THE SECURITIES AND EXCHANGE COMMISSION SOLELY FOR THE PURPOSES OF SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1349), WHICH CARRIES WITH IT CERTAIN CRIMINAL PENALTIES IN THE EVENT OF A KNOWING OR WILLFUL MISREPRESENTATION.



Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549

         Re:  Perrigo Company

Ladies and Gentlemen:

         In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1349), each of the undersigned hereby certifies that:

         (i) this Quarterly Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

         (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Perrigo Company.

Dated as of this 28th day of April 2003.


/s/ David T. Gibbons                        /s/ Douglas R. Schrank
-------------------------------------       ------------------------------
David T. Gibbons                            Douglas R. Schrank
President and Chief Executive Officer       Executive Vice President and
                                            Chief Financial Officer




A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO PERRIGO COMPANY AND WILL BE RETAINED BY PERRIGO COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.